UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

____________________________________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

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Date of Report (Date of earliest event reported): August 1, 2013

PINACLE ENTERPRISE, INC.

(Exact Name of Registrant as Specified in Charter)

Nevada	333-175044	98-0661455
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3651 Lindell Road Suite D # 356 Las Vegas, Nevada	89103
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (702) 273-9714

__________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 4 - Matters Related to Accountants and Financial Statements

Item 4.01 Changes in Registrant’s Certifying Accountant.

On August 1, 2013, Silberstein Ungar, PLLC (the “Former Accountant”) was dismissed as the Company’s accountant. The Company has engaged Sadler, Gibb & Associates LLC (“New Accountant”) as its principal accountants effective August 1, 2013. The decision to change accountants was approved by the Company’s board of directors.

The Former Accountant’s audit reports on the financial statements of the Company for the fiscal years ended January 31, 2013 and 2012 contained no adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles, except that the audit reports on the financial statements of the Company for the fiscal years January 31, 2013 and 2012 contained an uncertainty about the Company’s ability to continue as a going concern.

During the years ended January 31, 2013 and 2012, and through the interim period ended August 1, 2013, there were no “disagreements” (as such term is defined in Item 304 of Regulation S-K) with the Former Accountant on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements if not resolved to the satisfaction of the Former Accountant would have caused them to make reference thereto in their reports on the financial statements for such periods.

During the years ended January 31, 2013 and 2012, and through the interim period ended August 1, 2013, there were the following “reportable events” (as such term is defined in Item 304 of Regulation S-K). As disclosed in Item 9A of the Company’s Annual Report on Form 10-K for the fiscal year ended January 31, 2013, and Part I, Item 4 of the Company’s Form 10-Q, for the quarterly period ended April 30, 2013, the Company’s management determined that the Company’s internal controls over financial reporting were not effective as of the end of such periods due to the existence of material weaknesses related to the following:

(i)	inadequate segregation of duties and effective risk assessment; and

(ii)	insufficient written policies and procedures for accounting and financial reporting with respect to the requirements and application of both United States generally accepted accounting principles and Securities and Exchange Commission guidelines.

Other than as disclosed above, there were no reportable events during the years ended January 31, 2013 and 2012 and through the interim period ended August 1, 2013. The Company’s Board of Directors discussed the subject matter of each reportable event with the Former Accountant. The Company authorized the Former Accountant to respond fully and without limitation to all requests of the New Accountant concerning all matters related to the annual and interim periods audited and reviewed by the Former Accountant, including with respect to the subject matter of each reportable event.

The New Accountant was the independent registered public accountant of Alkame Water, Inc. (“Alkame”), a privately held Nevada corporation which merged with a wholly owned subsidiary of the Company on June 25, 2013. As such, the New Accountant audited the balance sheet of Alkame as of December 31, 2012, and the related statements of operations, stockholders’ deficit and cash flows for the period from March 1, 2012 (date of inception) through December 31, 2012, and issued a report related to these financial statements dated June 21, 2013 (the “Alkame Report”). These financial statements and the Alkame Report appear in the Registrant’s Form 8-K filed with the Securities and Exchange Commission on June 26, 2013. The Alkame Report contained no adverse opinion or disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope or accounting principle, except that it included an explanatory paragraph with respect to Alkame’s ability, in light of its lack of an established ongoing source of revenue sufficient to cover its operating costs, to continue as a going concern.

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On August 1, 2013, the Company provided the New Accountant with its disclosures in the Current Report on Form 8-K to provide it the opportunity to furnish the Company with a letter addressed to the Commission containing any new information, clarification of the Company's expression of its views, or the respects in which it does not agree with the statements made by the Company in response to Item 304 of Regulation S-K. The New Accountant’s response is filed as an exhibit to this Current Report on Form 8-K.

On August 1, 2013, the Company provided the Former Accountant with its disclosures in the Current Report on Form 8-K disclosing the dismissal of the Former Accountant and requested in writing that the Former Accountant furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether or not they agree with such disclosures. The Former Accountant’s response is filed as an exhibit to this Current Report on Form 8-K.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

16.1 Letter from New Accountant

16.2 Letter from Former Accountant

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Pinacle Enterprise, Inc.

/s/ Robert Eakle

Robert Eakle

President and Chief Executive Officer

Date: August 1, 2013

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